UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 12, 2016 (January 8, 2016)

AMERICAN POWER GROUP CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

7 Kimball Lane, Building A
Lynnfield, MA 01940
(Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Financing

On January 8, 2016, American Power Group Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three accredited investors (the “Purchasers”), including Arrow LLC (“Arrow”) and Associated Private Equity, investment vehicles controlled by Matthew Van Steenwyk and Neil Braverman, respectively. Messrs. Van Steenwyk and Braverman are members of the Company’s Board of Directors. Pursuant to the Purchase Agreement, the Company sold 22 Units for gross proceeds to the Company of $2,200,000. Each Unit had a purchase price of $100,000 and consisted of one share of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and one warrant (the “New Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”).

Each holder of the Company’s 10% Convertible Preferred Stock (the “Series A Preferred Stock”) and/or Series B 10% Convertible Preferred Stock (the “Series B Preferred Stock”) who participated in the financing also exchanged their shares of Series A Preferred Stock and Series B Preferred Stock for an equal number of shares of a new Series D-2 Convertible Preferred Stock (the “Series D-2 Preferred Stock”), and each holder of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) who participated in the financing exchanged their shares of Series C Preferred Stock for an equal number of shares of a new Series D-3 Convertible Preferred Stock (the “Series D-3 Preferred Stock”). Except for the liquidation preferences described below, the terms and conditions of the Series D-2 Preferred Stock are substantially equivalent to the terms and conditions of the Series A Preferred Stock and of the Series B Preferred Stock, and the terms and conditions of the Series D-3 Preferred Stock are substantially equivalent to the terms and conditions of the Series C Preferred Stock. Following these exchanges, no shares of Series B Preferred Stock remain outstanding.

The Series D Preferred Stock has a 10% annual dividend, accruing quarterly and payable when, as and if declared by the Company’s Board of Directors, in cash or in shares of Common Stock at the Company’s option. Each share of Series D Preferred Stock is convertible, at any time at the option of the holder, into 1,000,000 shares of Common Stock.

Upon a liquidation of the Company, the holders of the Series D Preferred Stock will be entitled to receive, from funds legally available for distribution, an amount equal to three times the sum of (i) the Stated Value of the Series D Preferred Stock (i.e., $100,000 per share), (ii) any declared or accrued dividends, and (iii) any other amounts then owing on the Series D Preferred Stock, pari passu with distributions to the holders of the Series D-2 Preferred Stock and the Series D-3 Preferred Stock of amounts equal to the sum of (i) Stated Value of the Series D-2 Preferred Stock and Series D-3 Preferred Stock (i.e., $10,000 per share) and (ii) any other amounts then owing on the Series D-2 Preferred Stock and Series D-3 Preferred Stock. After the payment of all such amounts, the holders of the Series A Preferred Stock and the Series C Preferred Stock will be entitled to receive an amount equal to the sum of (i) the Stated Value of the Series A Preferred Stock and Series C Preferred Stock (i.e., $10,000 per share) and (ii) any other amounts then owing on the Series A Preferred Stock and Series C Preferred Stock. After the payment of all such amounts, the Company’s remaining assets will be distributed to the holders of the Common Stock, the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-2 Preferred Stock and the Series D-3 Preferred Stock, pro rata, based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to their respective terms immediately prior to such liquidation.

Each New Warrant included in the Units entitles the holder to purchase up to 2,000,000 shares of Common Stock (44,000,000 shares of Common Stock in all) at an exercise price of $0.10 per share. The New Warrants may be exercised at any time with respect to not more than one-half of the number of shares of Common Stock for which each of the New Warrants is exercisable, 22,000,000 shares of Common Stock in the aggregate, until such time as the Company has filed a certificate of amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware increasing the number of authorized shares of Common Stock from 200,000,000 to 350,000,000 shares. Upon the filing of the certificate of amendment, the New Warrants may be exercised for the remaining shares (the “Contingent Shares”). The New Warrants may be exercised only for cash. If the holders of a majority of the New Warrants (measured with reference to the number of shares of Common Stock issuable from time to time upon the exercise of all New Warrants) exercise their New Warrants in whole or part, the holders of all New Warrants are required to exercise a pro rata portion of their New Warrants. The New Warrants are initially exercisable for a period of five years. However, (a) if the certificate of amendment is not effective by January 8, 2017, then the New Warrants will remain exercisable, with respect to the Contingent Shares only, until January 8, 2022; and (b) if the certificate of amendment is not effective by January 8, 2018, then the New Warrants will remain exercisable, with respect to all of the shares underlying the New Warrants, until January 8, 2026. In addition, if the certificate of amendment is not effective by January 8, 2018, the Company will incur certain monetary penalties payable to the holders of the New Warrants.

The Company has agreed to take all action reasonably necessary to convene a meeting of its stockholders to be held at the earliest practicable time for the purpose of approving the certificate of amendment.

Amended and Restated Voting Agreement

In connection with the financing, the Company’s voting agreement dated April 30, 2012, among the Company and certain investors, was amended and restated to provide that Arrow will have the rights (i) to designate two of the three members of the Board of Directors who are elected by the holders of the Company’s preferred stock voting as a separate class, (ii) to nominate the three candidates who are elected by the holders of shares of Common Stock voting as a separate class, and (iii) to nominate one candidate who will be elected by the holders of shares of Common Stock and of all classes and series of preferred stock voting together as a single class. Arrow has agreed to nominate the Company’s chief executive officer and at least one candidate who would be deemed to be an independent director for election by the holders of Common Stock.

Amendment of Registration Rights Agreement

In connection with the financing, the registration rights agreement dated as of June 2, 2015, among the Company and certain investors, was amended to include the holders of the Series D Preferred Stock and the New Warrants as parties, to the extent that such holders were not already parties to such agreement, and to include shares of Common Stock underlying the Series D Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock and the New Warrants as “Registrable Securities” thereunder.

Amendments to Prior Securities Purchase Agreements and Prior Warrants

In connection with the financing, the Company’s securities purchase agreements dated April 30, 2012 and November 26, 2014 were amended to provide that the issuance of the Series D Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock and the New Warrants would not trigger adjustments to the exercise price of the warrants issued in connection with those agreements (the “Prior Warrants”) and to provide that future issuances of securities by the Company would not trigger such adjustments if so specified by the Board of Directors in the resolutions adopted to issue such securities. The Company also amended (i) all of the Prior Warrants held by Purchasers and certain related parties to provide that such Prior Warrants cannot be exercised until all of the New Warrants held by such persons have been exercised, (ii) certain Prior Warrants held by the Purchasers and such related parties to reduce the exercise price of such Prior Warrants to $0.10 per share, and (iii) all of the Prior Warrants to eliminate further antidilution protections.

Operations Committee

In connection with the financing, the Board of Directors will appoint an Operations Committee to oversee the general management of the Company’s business and affairs. The committee will consist of one designee of the holders of the Series D Preferred Stock, the Company’s Chief Executive Officer and the Company’s Chief Financial Officer. The committee will report to, and will be subject to the authority of, the Board of Directors.

Forbearance Agreement with WPU Leasing, LLC

In connection with the financing, the Company and its American Power Group, Inc. subsidiary (“APGI”) entered into a Forbearance and Waiver Agreement (the “Forbearance Agreement”) with WPU Leasing, LLC (“WPU”) to defer until December 1, 2016 the payment of approximately 69% of the principal and interest payments currently payable and subsequently to become payable to WPU under certain promissory notes. APGI must continue to make the balance of the principal and interest payments as they become due. WPU waived all existing events of default related to the payments of principal and interest under the notes. On December 1, 2016, APGI must pay to WPU all amounts due to WPU pursuant to the notes, including (i) all amortized but unpaid principal and accrued but unpaid interest through such date and (ii) penalty interest through such date on all overdue amounts. From and after June 30, 2016, WPU has the option to accept payment or all or any portion of the amounts due under the notes as of June 30, 2016, and as of the last day of each month thereafter through and including November 30, 2016, in shares of Common Stock. Notwithstanding WPU’s waivers and agreements to forbear from exercising its rights, WPU will have no obligation to make further advances to APGI under its existing secured financing agreement and secured loan agreement without its consent.

______________________________

The foregoing descriptions of the Purchase Agreement, the Series D Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the New Warrants, the Forbearance Agreement and the other agreements and documents referred to herein will be included as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2015. The foregoing description of such exhibits does not purport to be complete and is qualified in its entirety by reference to the full text of each of such exhibits, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

The offer and sale of the Series D Preferred Stock and the New Warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of an exemption from the registration requirements under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act. The Series D-2 Preferred Stock and Series D-3 Preferred Stock issued in exchange for certain shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock were not registered under the Securities Act by reason of an exemption from the registration requirements under Sections 3(a)(9) and/or 4(2) of the Securities Act.

Item 3.03	Material Modification of Rights of Security Holders

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

The holders of the Series D Preferred Stock, the Series D-2 Preferred Stock and the Series D-3 Preferred Stock will generally vote with the holders of the Common Stock and the holders of the Series A Preferred Stock and Series C Preferred Stock on all matters presented to the holders of such securities, on a Common Stock-equivalent basis. In addition to certain approval rights of the holders of the Series A Preferred Stock and/or the Series C Preferred Stock, the approval of the holders of a majority of the outstanding shares of Series D Preferred Stock, at least 67% of the outstanding shares of Series D-2 Preferred Stock and at least 67% of the outstanding shares of Series D-3 Preferred Stock will be required before the Company may take certain actions.

The Series D Preferred Stock, the Series D-2 Preferred Stock and the Series D-3 Preferred Stock may be required to convert into shares of Common Stock at the Company’s election if the trading price of the Common Stock meets certain thresholds. If the Company fails to meet certain obligations affecting the Series D Preferred Stock, the Series D-2 Preferred Stock and the Series D-3 Preferred Stock, the holders of such preferred stock may require the Company to redeem such preferred stock.

The holders of the Series D Preferred Stock, the Series D-2 Preferred Stock and the Series D-3 Preferred Stock have other rights as set forth in the Company’ Restated Certificate of Incorporation, as amended.

Suspension of Cash Dividends

The Board of Directors has determined that the Company’s cash resources are not currently sufficient to permit the payment of cash dividends in respect of the Series A Preferred Stock and the Series B Preferred Stock. The Board of Directors has therefore determined to suspend the payment of cash dividends, commencing with the dividend payable on September 30, 2015, until such time as the Board of Directors determines that the Company possesses funds legally available for the payment of dividends.

Further, it was a condition to the completion of the financing that the Company obtain the written agreement of the holders of at least 72% of the combined voting power of the Series A Preferred Stock and the Series B Preferred Stock to defer the payment of all cash dividends currently payable and subsequently to become payable in respect of such preferred stock until such time as the Board of Directors, in its sole discretion, determines that such dividends may be paid. The Company is obligated to use commercially reasonable efforts to obtain similar agreements from all other holders of Series A Preferred Stock and Series B Preferred Stock by March 8, 2016. During the deferral period, dividends on the Series A Preferred Stock and Series B Preferred Stock may be paid in shares of Common Stock in the discretion of the Board of Directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 8, 2016, the Board adopted three Certificates of Designation, which designated the Series D Preferred Stock, the Series D-2 Preferred Stock and the Series D-3 Preferred Stock as series of the preferred stock of the Company with the rights, preferences and privileges as further described in Item 1.01 and Item 3.03 above.

The descriptions of the Series D Preferred Stock, the Series D-2 Preferred Stock and the Series D-3 Preferred Stock are qualified in their entirety by reference to such Certificates of Designation, copies of which will be included in Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Item 7.01	Regulation FD Disclosure

On January 12, 2016, the Company issued a press release announcing the sale of the Series D Preferred Stock and the transactions contemplated by the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.    Description

99.1	Press Release issued by American Power Group Corporation, dated January 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By: /s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date: January 12, 2016